                                                                    Exhibit 99.1

EVERLAST WORLDWIDE INC. NAMES SETH HOROWITZ
PRESIDENT & CHIEF OPERATING OFFICER

NEW YORK,  July 11 -- Everlast  Worldwide  Inc.  (Nasdaq:  EVST),  manufacturer, marketer and  licensor of sporting  goods and apparel  under the Everlast  brand name,  today  announced the  appointment of Seth Horowitz as president and chief operating officer effective  immediately.  Mr. Horowitz, who served as executive vice  president  of the  company  since  2001,  has also been  nominated  by the
Corporate  Governance and Nomination  Committee of the Board of Directors to the
Everlast Board.

Since joining  Everlast's  predecessor  company,  Active Apparel Group, in 1998,
Seth Horowitz has held positions of increasing responsibility. As executive vice president of Everlast Worldwide,  Seth was responsible for supervising the men's and women's  active  apparel  division,  and the  sporting  goods and  equipment division while giving strategic  guidance to the global  licensing  division and corporate  finance and accounting.  He was key in the negotiations of the merger between  Active Apparel Group and Everlast  Worldwide in 2000.  Seth managed and oversaw the complete  redesign of all professional  boxing  equipment  including gloves,  headgear and cups and led the effort for the complete  rejuvenation  of the retail boxing  business,  which included the  introduction of new packaging, products,  marketing  programs,  sourcing  and  shipping  methods,  resulting in increased sales and profitability.  In addition, Seth has overseen the growth of the Everlast  men's  apparel  business and was  instrumental  in the decision to license the women's  business  and  participated  in  negotiations  with Jacques
Moret,  Inc.  which led to the signing of the  largest  licensing  agreement  in
Everlast's history.

George Q Horowitz,  chairman and CEO of Everlast Worldwide Inc., said, "Seth has
made  many  valuable   contributions  to  Everlast   particularly   through  his
negotiating  skills and his  strategic  efforts  in  marketing  and new  product development.  In addition,  he has gained  considerable  respect from our retail customers  which has  facilitated the expansion of the Everlast brand. On behalf of myself and the Board of Directors,  we look forward to the valuable  insights and contributions to the board that Mr. Horowitz will make."

About Everlast Worldwide Inc.

Everlast  Worldwide Inc.  manufactures,  markets and licenses sporting goods and apparel  products under the Everlast brand name.  Since 1910,  Everlast has been the  preeminent  brand in the  world of boxing  and is among  the most  dominant brands in the overall  sporting goods and apparel  industries.  Over the past 90 years, Everlast products have become the "Choice of Champions(TM),"  having been used for training and  professional  fights by many of the biggest  names in the sport.  Everlast is the market  leader in nearly all of its product  categories, responsible for leading eight of the top ten boxing equipment products in sales.
Through its active apparel division,  Everlast men's active wear is sold through a variety of department stores,  specialty stores, catalog operations and better mass  merchandisers  in the U.S. In  addition to  producing  and  marketing  the equipment and accessories,  Everlast  Worldwide Inc. licenses its brand globally to providers of men's and women's  sportswear and active wear,  children's wear, fragrances,  nutritional products,  footwear,  watches,  cardiovascular exercise equipment and gym/duffel bags. At the retail level, Everlast's products generate over  $700  million  in  revenues.  The  company's  Web  site  can be  found  at
HTTP://WWW.EVERLAST.COM.

Statements  made in this  Press  Release  that are  estimates  of past or future performance  are based on a number of factors,  some of which are outside of the
Company's  control.  Statements  made in  this  Press  Release  that  state  the intentions, beliefs, expectations or predictions of Everlast Worldwide, Inc. and its management for the future are forward-looking statements. It is important to note that actual results could differ  materially  from those  projected in such forward-looking  statements.  Information  concerning  factors  that could cause actual results to differ materially from those in forward-looking  statements is contained  from time to time in  filings  of  Everlast  Worldwide  with the U.S.
Securities and Exchange  Commission.  Copies of these filings may be obtained by contacting Everlast Worldwide or the SEC.